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                                                                     EXHIBIT 21


                          U.S. ROBOTICS CORPORATION
                                 SUBSIDIARIES

SUBSIDIARY                                            JURISDICTION
----------                                            ------------

U.S. Robotics Access Corp.                            Delaware
Megahertz Holding Inc.                                Utah
U.S. Robotics Mobile Communications Corp.             Utah


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